Exhibit 99.2

FOR IMMEDIATE RELEASE

For media inquiries, contact:

Eric Armstrong, Citrix Systems, Inc.

(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:

Eduardo Fleites, Citrix Systems, Inc.

(954) 229-5758 or eduardo.fleites@citrix.com

Citrix Reports Second Quarter Financial Results

Second quarter GAAP operating margin of 15 percent; non-GAAP operating margin of 25 percent

Second quarter GAAP diluted EPS of $0.64; non-GAAP diluted EPS of $1.00

Forms Operations Committee to Support Operational Review

Commences Exploration of Strategic Alternatives for GoTo Family of Products

SANTA CLARA, Calif. — July 28, 2015 — Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal year 2015 ending June 30, 2015, as well as key operational initiatives.

Financial Results

For the second quarter of fiscal year 2015, Citrix achieved revenue of $797 million, compared to $782 million in the second quarter of fiscal year 2014, representing 2 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal year 2015 was $103 million, or $0.64 per diluted share, compared to $53 million, or $0.31 per diluted share, for the second quarter of fiscal year 2014. GAAP net income includes net tax benefits of approximately $21 million, or $0.13 per diluted share, for the second quarter of fiscal year 2015 and approximately $9 million, or $0.05 per diluted share, for the second quarter of fiscal year 2014 primarily related to the closing of audits with the IRS for certain tax years. In addition, GAAP results for the second quarter of fiscal year 2015 include restructuring charges of $15 million for severance and facility closing costs related to the 2015 restructuring program. The second quarter of fiscal year 2014 GAAP results included impairment charges of approximately $30 million related to certain intangible assets, which are included in amortization of product related intangible assets, and restructuring charges of approximately $5 million for severance costs related to the 2014 restructuring program.

Non-GAAP Results

Non-GAAP net income for the second quarter of fiscal year 2015 was $163 million, or $1.00 per diluted share, compared to $142 million, or $0.83 per diluted share for the second quarter of fiscal year 2014. Non-GAAP net income includes net tax benefits of approximately $21 million, or $0.13 per diluted share, for the second quarter of fiscal year 2015 and approximately $9 million, or $0.05 per diluted share, for the second quarter of fiscal year 2014 primarily related to the closing of audits with the IRS for certain tax years. Non-GAAP net income per diluted share excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, charges related to amortization of debt discount, charges related to restructuring programs, and the tax effects related to these items.

“We are starting to see the benefits of the restructuring actions we took at the start of 2015 in terms of margin expansion,” said Mark Templeton, president and chief executive officer for Citrix. “Through the additional actions we are announcing today, we’re taking steps to ensure that we are focusing all of our energy on our core secure app delivery offerings and setting the company up for even better execution, greater efficiency and profitable growth.”

Forms Operations Committee to Support Operational Review

Citrix also today announced that its board of directors has formed an Operations Committee. The committee will be led by current board member Robert Calderoni, who will work closely with Mr. Templeton and the company’s management team in a comprehensive review of its operations and capital structure, building upon the company’s previously announced initiatives to drive operating margin expansion through simplification, efficiency and portfolio refinements. Citrix intends to announce the committee’s findings once its initial review has been completed and will provide updates thereafter.

As part of this initiative, Mr. Calderoni has been appointed executive chairman of the board, effective immediately, and Thomas Bogan will assume the role of lead independent director.

Commences Exploration of Strategic Alternatives for GoTo Family of Products

In addition, Citrix, with the assistance of its independent advisors, has initiated a review of strategic alternatives for the company’s GoTo family of products. The strategic alternatives review for this business could result in, among other things, a possible sale or spin-off transaction.

Qatalyst Partners and Goldman, Sachs & Co. are serving as financial advisors to Citrix and Goodwin Procter LLP is serving as legal counsel.

The company also announced that earlier this year it engaged a financial advisor to provide strategic advice related to a potential sale of its ByteMobile business. Citrix is currently in active discussions with third parties regarding a potential sale.

Q2 Financial Summary

In reviewing the results for the second quarter of fiscal year 2015 compared to the second quarter of fiscal year 2014:

•	Product and license revenue decreased 12 percent;

•	Software as a service revenue increased 11 percent;

•	Revenue from license updates and maintenance increased 9 percent;

•	Professional services revenue, which is comprised of consulting, product training and certification, decreased 12 percent;

•	Net revenue increased in the Americas region by 1 percent, remained consistent in the EMEA region and decreased in the Pacific region by 8 percent;

•	Deferred revenue totaled $1.5 billion as of June 30, 2015, compared to $1.4 billion as of June 30, 2014, an increase of 8 percent;

•	GAAP operating margin increased from 7 percent to 15 percent; Non-GAAP operating margin increased from 22 percent to 25 percent; and,

•	Cash flow from operations was $201 million for the second quarter of fiscal year 2015, compared with $204 million for the second quarter of fiscal year 2014.

During the second quarter of fiscal year 2015:

•	GAAP gross margin was 83 percent, and non-GAAP gross margin was 86 percent, which excludes the effects of amortization of acquired product related intangible assets and stock-based compensation expense;

•	GAAP operating margin was 15 percent, and non-GAAP operating margin was 25 percent, which excludes the effects of amortization of acquired intangible assets, stock-based compensation expense, and costs associated with the restructuring programs.

•	The company repurchased 0.7 million shares at an average price of $66.33.

Financial Outlook for Third Quarter 2015

Citrix management expects to achieve the following results for the third quarter of fiscal year 2015 ending September 30, 2015:

•	Net revenue is targeted to be in the range of $780 million to $790 million.

•	GAAP diluted earnings per share is targeted to be in the range of $0.46 to $0.49. Non-GAAP diluted earnings per share is targeted to be in the range of $0.83 to $0.85, which excludes $0.23 related to the effects of stock-based compensation expenses, $0.20 related to the effects of amortization of acquired intangible assets, $0.02 related to restructuring charges, $0.05 related to the effects of amortization of debt discount and $(0.11) to $(0.16) for the tax effects related to these items.

Financial Outlook for Fiscal Year 2015

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2015:

•	Net revenue is targeted to be in the range of $3.22 billion to $3.25 billion.

•	GAAP diluted earnings per share is targeted to be in the range of $2.11 to $2.20. Non-GAAP diluted earnings per share is targeted to be in the range of $3.65 to $3.75, which excludes $0.87 related to the effects of stock-based compensation expenses, $0.74 related to the effects of amortization of acquired intangible assets, $0.33 related to restructuring charges, $0.20 related to the effects of amortization of debt discount, $(0.01) related to a benefit from a previously disclosed patent lawsuit and $(0.49) to $(0.68) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights, business outlook and other items announced today. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2014 of $3.14 billion, Citrix solutions are in use at more than 400,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix’s president and chief executive officer, statements contained in the Financial Outlook for Fiscal Year 2015 and Third Quarter 2015 sections and under the Non-GAAP Financial Measures Reconciliation section, statements related to Citrix’s exploration of strategic alternatives regarding the GoTo family of products, statements related to Citrix’s potential sale of its ByteMobile business, statements concerning the formation of an Operations Committee of the Board of Directors of Citrix and its review of operations and capital structure, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company’s product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix’s virtualization products and collaboration services; the company’s ability to develop and commercialize new products and services, including its enterprise mobility products, while growing its established virtualization, networking and collaboration products and services; the uncertainty as to which strategic alternatives may be available with respect to the GoTo family of products, whether any transaction will be commenced or completed, and the timing and value of any such transaction; the uncertainty as to a potential sale of the ByteMobile business, whether such sale will be completed, and the timing and value of any such sale transaction; disruptions to execution due to Citrix’s restructuring programs and operational review, review of strategic alternatives with respect to the GoTo family of products, potential sale of the ByteMobile business and changes and transitions in key personnel and succession risk; risks associated with the on-going CEO succession process; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company’s business; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix’s acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management’s attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring programs, the planned review by the Operations Committee of the Board of Directors and other cost reduction initiatives; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; risks and costs associated with engaging with activist stockholders; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company’s pricing and licensing models, promotional programs and product mix, all of which may impact Citrix’s revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix’s products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

# # #

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Product and licenses	$204,974	$231,792	$388,255	$439,216
Software as a service	177,584	160,779	346,948	317,911
License updates and maintenance	377,161	347,041	748,458	690,799
Professional services	37,040	41,948	73,900	84,453

Total net revenues	796,759	781,560	1,557,561	1,532,379

Cost of net revenues:
Cost of product and licenses revenues	24,290	32,762	48,974	64,099
Cost of services and maintenance revenues	89,733	88,099	178,923	166,782
Amortization of product related intangible assets	18,728	54,395	37,460	78,701

Total cost of net revenues	132,751	175,256	265,357	309,582

Gross margin	664,008	606,304	1,292,204	1,222,797

Operating expenses:
Research and development	140,203	140,375	284,844	273,993
Sales, marketing and services	296,258	321,539	602,663	638,035
General and administrative	79,872	75,015	161,898	147,403
Amortization of other intangible assets	10,992	10,445	20,433	22,899
Restructuring	14,534	4,511	48,485	14,161

Total operating expenses	541,859	551,885	1,118,323	1,096,491

Income from operations	122,149	54,419	173,881	126,306

Interest income	2,841	2,141	5,675	4,294
Interest expense	11,001	6,984	22,121	7,050
Other (expense) income, net	(3,262)	1,452	(11,111)	(3,767)

Income before income taxes	110,727	51,028	146,324	119,783

Income tax expense (benefit)	7,452	(1,996)	14,162	10,820

Net income	$103,275	$53,024	$132,162	$108,963

Earnings per common share – diluted	$0.64	$0.31	$0.82	$0.61

Weighted average shares outstanding – diluted	162,027	170,891	161,674	178,246

CITRIX SYSTEMS, INC.

Condensed Consolidated Balance Sheets

(In thousands - unaudited)

	June 30, 2015	December 31, 2014
ASSETS:
Cash and cash equivalents	$362,313	$260,149
Short-term investments	510,178	529,260
Accounts receivable, net	500,976	674,401
Inventories, net	12,708	12,617
Prepaid expenses and other current assets	154,990	166,005
Current portion of deferred tax assets, net	48,118	45,892

Total current assets	1,589,283	1,688,324

Long-term investments	972,909	1,073,110
Property and equipment, net	370,767	367,779
Goodwill	1,958,022	1,796,851
Other intangible assets, net	460,538	390,717
Long-term portion of deferred tax assets, net	80,336	128,198
Other assets	70,120	67,028

Total assets	$5,501,975	$5,512,007

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	81,966	79,884
Accrued expenses and other current liabilities	262,504	298,079
Income taxes payable	3,716	12,053
Current portion of deferred revenues	1,176,132	1,290,093

Total current liabilities	1,524,318	1,590,109

Long-term portion of deferred revenues	363,412	357,771
Convertible notes	1,308,852	1,292,953
Other liabilities	80,558	97,529

Stockholders’ equity:
Common stock	297	295
Additional paid-in capital	4,404,630	4,292,706
Retained earnings	3,287,426	3,155,264
Accumulated other comprehensive loss	(29,236)	(36,790)
Less – common stock in treasury, at cost	(5,438,282)	(5,237,830)

Total stockholders’ equity	2,224,835	2,173,645

Total liabilities and stockholders’ equity	$5,501,975	$5,512,007

CITRIX SYSTEMS, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands – unaudited)

Six Months Ended June 30, 2015
OPERATING ACTIVITIES
Net Income	$132,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	150,960
Stock-based compensation expense	65,003
Excess tax benefit from stock-based compensation	(1,924)
Deferred income tax benefit	(5,554)
Other non-cash items	8,335
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies liabilities demo	9,318

Total adjustments to reconcile net income to net cash provided by operating activities	226,138
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	168,851
Inventories	(771)
Prepaid expenses and other current assets	(3,381)
Other assets	(6,023)
Deferred revenues	(18,319)
Accounts payable	38
Income taxes, net	8,380
Accrued expenses and other current liabilities	(20,082)
Other liabilities	6,025

Total changes in operating assets and liabilities, net of the effects of acquisitions	134,718

Net cash provided by operating activities	493,018
INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net	119,402
Purchases of property and equipment	(80,005)
Cash paid for acquisitions, net of cash acquired	(251,184)
Purchases of cost method investments	(1,058)
Cash paid for licensing and core technology	(9,334)

Net cash used in investing activities	(222,179)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	43,419
Proceeds from revolving credit facility	95,000
Repayment of revolving credit facility	(95,000)
Repayment of acquired debt	(7,569)
Excess tax benefit from stock-based compensation	1,924
Stock repurchases, net	(172,132)
Cash paid for tax withholding on vested stock awards	(28,321)

Net cash used in financing activities	(162,679)

Effect of exchange rate changes on cash and cash equivalents	(5,996)

Change in cash and cash equivalents	102,164

Cash and cash equivalents at beginning of period	260,149

Cash and cash equivalents at end of period	$362,313

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits and the related tax effect of those items. The Company’s basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company’s performance and to evaluate and compensate the Company’s executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company’s operating margins, operating expenses and net income and comparing the Company’s financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•	The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

•	Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•	Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•	Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company’s operating results and underlying operational trends.

•	The charges incurred in conjunction with the Company’s restructuring programs, which relate to reductions in headcount and the consolidation of leased facilities, are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company’s operating results and underlying operational trends as compared to prior periods.

•	Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company’s business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets and debt discount, additional charges related to its restructuring programs, significant litigation charges or benefits and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended June 30, 2015
GAAP gross margin	83.3%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	2.4

Non-GAAP gross margin	85.8%

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
GAAP operating margin	15.3%	7.0%
Add: stock-based compensation	3.9	5.8
Add: amortization of product related intangible assets	2.4	6.9
Add: amortization of other intangible assets	1.4	1.3
Add: restructuring charges	1.8	0.6

Non-GAAP operating margin	24.8%	21.6%

	Three Months Ended June 30,
	2015	2014
GAAP net income	$103,275	$53,024
Add: stock-based compensation	30,792	45,289
Add: amortization of product related intangible assets	18,728	54,395
Add: amortization of other intangible assets	10,992	10,445
Add: amortization of debt discount	7,980	5,169
Add: restructuring charges	14,534	4,511
Less: tax effects related to above items	(23,568)	(30,901)

Non-GAAP net income	$162,733	$141,932

	Three Months Ended June 30,
	2015	2014
GAAP earnings per share – diluted	$0.64	$0.31
Add: stock-based compensation	0.19	0.26
Add: amortization of product related intangible assets	0.11	0.32
Add: amortization of other intangible assets	0.07	0.06
Add: amortization of debt discount	0.05	0.03
Add: restructuring charges	0.09	0.03
Less: tax effects related to above items	(0.15)	(0.18)

Non-GAAP earnings per share – diluted	$1.00	$0.83

Forward Looking Guidance

	For the Three Months Ended September 30, 2015	For the Twelve Months Ended December 31, 2015
GAAP earnings per share – diluted	$0.46 to $0.49	$2.11 to $2.20
Add: adjustments to exclude the effects of amortization of intangible assets	0.20	0.74
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.23	0.87
Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.20
Add: adjustments to exclude the effects of restructuring charges	0.02	0.33
Less: previously disclosed patent lawsuit benefit	—	(0.01)
Less: tax effects related to above items	(0.11) to (0.16)	(0.49) to (0.68)

Non-GAAP earnings per share – diluted	$0.83 to $0.85	$3.65 to $3.75